SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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Check the appropriate box:

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|_|   Soliciting Material Pursuant to Section 240.14a-12

                           ORTHOFIX INTERNATIONAL N.V.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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    (Name of Persons(s) Filing Proxy Statement, if other than the registrant)

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


                           ORTHOFIX INTERNATIONAL N.V.


                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

                                       AND

                                 PROXY STATEMENT



                                  Meeting Date:
                                  June 18, 2003
                           at 12:00 p.m. (local time)

                                 Meeting Place:
                           Orthofix International N.V.
                             7 Abraham de Veerstraat
                          Curacao, Netherlands Antilles



Dear Shareholders:

         We will hold the Annual General Meeting of Shareholders on Wednesday, June 18, 2003, at 12:00 p.m. at Orthofix's offices, 7 Abraham de Veerstraat, Curacao, Netherlands Antilles.

         This booklet includes the notice of annual general meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting.

         Your vote is important. Please refer to the proxy card or other voting instructions included with these proxy materials for information on how to vote by proxy or in person.

                                                     Sincerely,

                                                     /s/ CHARLES W. FEDERICO

                                                     Charles W. Federico
                                                     Chief Executive Officer


May 6, 2003

                           NOTICE AND PROXY STATEMENT
                               for Shareholders of

                           ORTHOFIX INTERNATIONAL N.V.
                             7 Abraham de Veerstraat
                          Curacao, Netherlands Antilles

                                       for

                     ANNUAL GENERAL MEETING OF SHAREHOLDERS

                     to be held on Wednesday, June 18, 2003

         This Notice and the accompanying Proxy Statement are being furnished to the Shareholders of Orthofix International N.V., a Netherlands Antilles corporation ("Orthofix"), in connection with the forthcoming Annual General Meeting of Shareholders, and the solicitation of proxies by the Board of Directors of Orthofix from holders of outstanding shares of common stock, par value $0.10 per share, of Orthofix for use at the Annual General Meeting and at any adjournment thereof.

Time, Date and Place of Annual General Meeting

         Notice is hereby given that the Annual General Meeting will be held on June 18, 2003 at 12:00 p.m., local time, at Orthofix's offices, 7 Abraham de Veerstraat, Curacao, Netherlands Antilles.

Purpose of the Annual Meeting

         (1) Election of Board of Directors. Shareholders will be asked to consider, and, if thought fit, approve a resolution to elect the following persons to the Board of Directors of Orthofix: Robert Gaines-Cooper, Edgar Wallner, Peter Clarke, Jerry Benjamin, Frederik Hartsuiker, Alberto d'Abreu de Paulo, Peter Hewett, John Littlechild, Charles Federico and James Gero. The Board of Directors recommends that shareholders vote FOR the proposal to elect the foregoing persons to the Board of Directors of Orthofix.

         (2) Approval of Amendment to the Staff Share Option Plan. Shareholders will be asked to consider, and, if thought fit, approve a resolution of the Board of Directors to authorize the reservation of 250,000 additional shares for issuance under the Staff Share Option Plan. The Board of Directors recommends that shareholders vote FOR the proposal as stated above.

         (3) Adoption of Financial Statements for the Year Ended December 31, 2002. Shareholders will be asked to consider, and, if thought fit, approve a resolution to adopt the balance sheet and income statement at and for the year ended December 31, 2002. The Board of Directors recommends that shareholders vote FOR the proposal to adopt the balance sheet and income statement at and for the year ended December 31, 2002.

         (4) Ratification of the Selection of Ernst & Young LLP. Shareholders will be asked to consider, and, if thought fit, approve a resolution to ratify the selection of Ernst & Young LLP as independent auditors for Orthofix and its subsidiaries for the fiscal year ending December 31, 2003. The Board of Directors recommends that shareholders vote FOR the proposal to ratify the selection of Ernst & Young LLP as independent auditors.

         (5) Miscellaneous. Shareholders will be asked to transact such other business as may come before the Annual General Meeting or any adjournment thereof.

         Please read a detailed description of proposals 1 through 4 stated above beginning on page 23 of the proxy statement.

Shareholders Entitled to Vote

         All record holders of shares of Orthofix common stock at the close of business on April 30, 2003 (the "Record Date") have been sent this notice and will be entitled to vote at the Annual General Meeting. Each record holder on such date is entitled to cast one vote per share of common stock.

Documents Available for Inspection

         A copy of the financial statements for the year ended December 31, 2002, was filed at the offices of Orthofix at 7 Abraham de Veerstraat, Curacao, Netherlands Antilles, and is available for inspection by shareholders until the conclusion of the Annual General Meeting.



                                           By Order of the Board of Directors

                                           /s/ PETER W. CLARKE

                                           Peter W. Clarke
                                           Secretary

May 6, 2003

                                TABLE OF CONTENTS


About Voting...................................................................1

      Who can vote.............................................................1
      Quorum, vote required....................................................1
      Proxies  ................................................................1
      Voting is confidential...................................................1
      The costs of soliciting these proxies and who will pay them..............2
      Obtaining an Annual Report on Form 10-K..................................2
      The voting results.......................................................2
      Whom to call if you have any questions...................................2

Security Ownership of Certain Beneficial Owners and Management
   and Related Stockholders....................................................3

      Who are the largest owners of Orthofix common stock......................3
      Common stock owned by Orthofix's directors and executive officers........5
      Section 16(a) Beneficial Ownership Reporting Compliance..................6

Information About Directors....................................................7

      The Board of Directors...................................................7
      The Committees of the Board..............................................7
      Director Compensation....................................................8
      Certain Relationships and Related Transactions...........................8

Report of the Audit Committee.................................................10


Executive Compensation........................................................12

      The Executive Officers..................................................12
      Executive Compensation Summary..........................................13
      Stock Options...........................................................15
      Option Exercises and Year-End Option Values.............................15
      Equity Compensation Plan Information....................................16
      Executive Employment Agreements.........................................17
      Indebtedness of Management..............................................18
      Compensation Committee Interlocks and Insider Participation.............18

Report of the Compensation Committee..........................................20


Performance Graph.............................................................22


Proposal 1:  Election of Directors............................................23

      Directors Standing for Election.........................................23

Proposal 2:  Approval of Amendment to Our Staff Share Option Plan.............25

      Summary of the Proposal.................................................25
      Principal Features of Our Staff Share Option Plan.......................25

      Certain U.S. Federal Income Tax Consequences of Awards Under the Plan...27
      New Plan Benefits Under the Staff Share Option Plan.....................27

Proposal 3:  Adoption of Financial Statements for the Year
   Ended December 31, 2002....................................................28


Proposal 4:  Ratification of the Selection of Ernst & Young LLP as
   Independent Auditors for 2003..............................................29

      Audit and All Other Fees................................................29
      Change in Accountants...................................................29

Information About Shareholder Proposals.......................................31

               PROXY STATEMENT FOR THE ORTHOFIX INTERNATIONAL N.V.
                   2003 ANNUAL GENERAL MEETING OF SHAREHOLDERS


THIS PROXY STATEMENT AND THE ENCLOSED PROXY ARE BEING MAILED TO SHAREHOLDERS ON OR ABOUT MAY 6, 2003.

                                  ABOUT VOTING

Who can vote

         All record holders of shares of Orthofix common stock at the close of business on April 30, 2003 (the "Record Date") have been sent this notice and will be entitled to vote at the Annual General Meeting. Each record holder on such date is entitled to cast one vote per share of common stock. On the Record Date, there were 14,087,172 shares of Orthofix common stock outstanding.

Quorum, vote required

         The presence, in person or by proxy, of the holders of fifty percent (50%) of the shares of Orthofix common stock outstanding on the Record Date shall be considered a quorum at the Annual General Meeting. An absolute majority of the votes cast will be required in order to approve the proposals before the Annual General Meeting, except that the directors shall be elected by a plurality of the votes cast. Abstentions and "broker non-votes" are counted as shares that are present and entitled to vote on the proposal for purposes of determining the presence of a quorum, but abstentions and broker non-votes will not have any effect on the outcome of voting on the proposals. A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Proxies

         This Proxy Statement is being furnished to holders of shares of Orthofix common stock in connection with the solicitation of proxies by and on behalf of the Board of Directors of Orthofix for use at the Annual General Meeting.

         All shares of Orthofix common stock that are represented at the Annual General Meeting by properly executed proxies received prior to or at the Annual General Meeting and which are not revoked, will be voted at the Annual General Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated on a properly executed proxy, such proxy will be voted in favor of each of the proposals. The Board of Directors of Orthofix does not know of any other matters that are to come before the Annual General Meeting.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (1) filing with Orthofix, at or before the taking of the vote at the Annual General Meeting, a written notice of revocation bearing a later date than the proxy, or
(2) duly executing a subsequent proxy relating to the same shares of Orthofix common stock and delivering it to Orthofix before the Annual General Meeting. Attending the Annual General Meeting will not in and of itself constitute a revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to: Orthofix International N.V., 7 Abraham de Veerstraat, Curacao, Netherlands Antilles, at or before the taking of the vote at the Annual General Meeting.

Voting is confidential

         We maintain a policy of keeping all the proxies, ballots and voting tabulations confidential.

The costs of soliciting these proxies and who will pay them

         We will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our directors and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. Georgeson Shareholder is assisting us with the solicitation of proxies for a fee of $5,000 plus out-of-pocket expenses.

Obtaining an Annual Report on Form 10-K

         We have filed our Annual Report on Form 10-K for the year ended December 31, 2002 with the U.S. Securities and Exchange Commission. Our Form 10-K contains information that is not included in our Annual Report that we are sending you with this proxy statement. Our Form 10-K is available on our website at www.orthofix.com. If you would like to receive a copy of our Form 10-K, we will send you one without charge. Please write to:

                       Investor Relations
                       Orthofix International N.V.
                       10115 Kincey Ave., Suite 250
                       Huntersville, NC  28078
                       Attention:  Ms. Pat Fitzgerald

         You may also contact Ms. Fitzgerald at (704) 948-2600 or at patfitzgerald@orthofix.com.

The voting results

         We will publish the voting results in our Form 10-Q for the second quarter of 2003, which we will file with the SEC in August 2003. You will also be able to find the Form 10-Q on our website at www.orthofix.com.

Whom to call if you have any questions

         If you have any questions about the annual meeting, voting or your ownership of Orthofix common stock, please contact Thomas Hein, CFO, at (704) 948-2600 or at tomhein@orthofix.com.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                            AND RELATED STOCKHOLDERS

Who are the largest owners of Orthofix common stock

         The following table shows each person, or group of affiliated persons, who beneficially owns, directly or indirectly, at least 5% of Orthofix common stock as of December 31, 2002. Our information is based on reports filed with the SEC by each of the firms or individuals listed in the table below. You may obtain these reports from the SEC.

         The percent of class figure for the common stock is based on 13,636,178 shares of our common stock outstanding as of December 31, 2002, other than with respect to Mr. Robert Gaines-Cooper and Mr. Edgar Wallner for which information is given and calculations are made as of April 15, 2003. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares indicated.


------------------------------------------------------------------------------------------------------------------
Name and Address                                                      Amount and Nature of            Percent
of Beneficial Owner                                                   Beneficial Ownership            of Class
FMR Corp.............................................                        1,716,647   (1)           12.6%
82 Devonshire Street
Boston, MA 02109

Robert Gaines-Cooper.................................                          675,000   (2)           4.8%
Orthofix International N.V.                                                  1,268,000   (3)           8.9%
7 Abraham de Veerstraat
Curacao, Netherlands Antilles

Federated Investors, Inc.............................                          997,950   (4)           7.3%
5800 Corporate Drive
Pittsburgh, PA 15222

Wellington Management Co. LLP........................                          929,170   (5)           6.8%
75 State Street
Boston, MA 02109

Liberty Wagner Asset Management, L.P.................                          795,700   (6)           5.8%
227 W. Monroe Street, Suite 3000
Chicago, IL 60606

Kayne Anderson Rudnick Investment
   Management, LLC...................................                          742,788   (7)           5.4%
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067

Lord, Abbett & Co....................................                          711,236   (8)           5.2%
90 Hudson Street
Jersey City, NJ 07302

Edgar Wallner........................................                          713,900   (9)           5.0%
Orthofix International N.V.
7 Abraham de Veerstraat
Curacao, Netherlands Antilles
------------------------------------------------------------------------------------------------------------------

(1) Based on an amendment to a Schedule 13G filed on February 14, 2003 by FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management and Research Company, Fidelity Low Priced Stock Fund and Fid Diversified International. FMR Corp. and Edward C. Johnson reported sole voting power with respect to 55,400 of the reported shares and sole investment power with respect to all of the reported shares. Of the total reported amount, Fidelity Low Priced Stock Fund beneficially owns 983,447 shares and Fid Diversified International beneficially owns 640,600 shares. The sole voting power with respect to the shares owned by both of these funds resides with the funds' Board of Trustees. Fidelity Management and Research Company carries out the voting of the funds' shares under the guidance of such Board of Trustees.

(2) Amount consists of 575,000 shares owned directly and 100,000 currently exercisable stock options.

(3) Amount shown consists of 718,000 shares owned by a trust in which Mr. Gaines-Cooper has an indirect interest and 550,000 shares owned by LMA International S.A. A trust, of which Mr. Gaines-Cooper is a settlor, owns a 40% interest in LMA International S.A.

(4) Based on an amendment to a Schedule 13G filed on February 14, 2003 by Federated Investors, Inc., Voting Shares Irrevocable Trust and John F. Donahue, Rhodora J. Donohue and J. Christopher Donahue, collectively, as the Trustees of the Voting Shares Irrevocable Trust. Federated Investors, Inc., Voting Shares Irrevocable Trust and the Trustees disclaimed beneficial ownership of the reported shares.

(5) Based on a Schedule 13G filed on February 12, 2003 by Wellington Management Company, LLP, an investment advisor. Wellington Management Company, LLP reported shared voting power with respect to 669,160 of the reported shares and shared investment power with respect to all of the reported shares.

(6) Based on an amendment to a Schedule 13G filed on February 14, 2003 by Liberty Wagner Asset Management, L.P., an investment advisor, and WAM Acquisition GP, Inc., general partner of the investment advisor. Liberty Wagner Asset Management, L.P. and WAM Acquisition GP, Inc. reported shared voting and investment power with respect to the reported shares.

(7) Based on a Schedule 13G filed on February 7, 2003 by Kayne Anderson Rudnick Investment Management, LLC, an investment advisor. Kayne Anderson Rudnick Investment Management, LLC reported shared voting and investment power with respect to, but disclaimed beneficial ownership of, the reported shares.

(8) Based on an amendment to a Schedule 13G filed on January 31, 2003 by Lord, Abbett & Co., an investment advisor.

(9) Amount shown consists of 307,400 shares owned directly, 100,000 currently exercisable stock options, and 306,500 shares owned indirectly.

Common stock owned by Orthofix's directors and executive officers

         The following table sets forth the beneficial ownership of our common stock, including stock options currently exercisable and exercisable within 60 days, as of April 15, 2003 by each director, each executive officer listed in Summary Compensation Table and all directors and executive officers as a group. The percent of class figure is based on 14,086,772 shares of our common stock outstanding as of April 15, 2003. All directors and executive officers as a group beneficially owned 3,434,827 shares of Orthofix common stock as of such date. Unless otherwise indicated, the beneficial owners exercise sole voting and/or investment power over their shares.

--------------------------------------------------------------------------------------------------------------------------
Name of Director or                                                      Amount and Nature               Percent
Executive Officer                                                     of Beneficial Ownership            of Class

Robert Gaines-Cooper.................................                      675,000    (1)                    4.8%

                                                                         1,268,000    (2)                    8.9%

Edgar Wallner........................................                      713,900    (3)                    5.0%

Charles Federico.....................................                      269,591    (4)                    1.9%

Thomas Hein..........................................                       40,621    (5)                    *

Peter Clarke.........................................                      100,000    (6)                    *

Gary Henley..........................................                       87,200    (7)                    *

Jerry Benjamin.......................................                       69,282    (8)                    *

Alberto d'Abreu de Paulo.............................                       17,500    (9)                    *

Frederik Hartsuiker..................................                       25,000   (10)                    *

Peter Hewett.........................................                       97,300   (11)                    *

John Littlechild.....................................                       45,861   (12)                    *

James Gero...........................................                       25,572   (13)                    *

Directors and executive officers as a group (12 persons)                 3,434,827                          23.0%
--------------------------------------------------------------------------------------------------------------------------


*        Represents less than one percent.

(1) Amount shown consists of 575,000 shares owned directly and 100,000 currently exercisable stock options.

(2) Amount shown consists of 718,000 shares owned by a trust in which Mr. Gaines-Cooper has an indirect interest, and 550,000 shares owned by LMA International S.A. A trust, of which Mr. Gaines-Cooper is a settlor, owns a 40% interest in LMA International S.A.

(3) Amount shown consists of 307,400 shares owned directly, 100,000 currently exercisable stock options, and 306,500 shares owned indirectly.

(4) Amount shown consists of 3,691 shares owned directly, 265,000 currently exercisable stock options, and 900 shares owned indirectly.

(5) Amount consists of 621 shares owned directly and 40,000 currently exercisable stock options.

(6)      Amount consists of 100,000 currently exercisable stock options.

(7) Amount consists of 21,200 shares owned directly, 65,000 currently exercisable stock options, and 1,000 shares owned indirectly.

(8) Amount consists of 59,282 shares owned directly and 10,000 currently exercisable stock options.

(9) Amount consists of 7,500 shares owned directly and 10,000 currently exercisable stock options.

(10) Amount consists of 15,000 shares owned directly and 10,000 currently exercisable stock options.

(11) Amount consists of 24,000 shares owned directly and 73,300 currently exercisable stock options.

(12) Amount consists of 35,861 shares owned directly and 10,000 currently exercisable stock options.

(13)     Amount consists of 25,572 shares owned directly.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our insiders--our directors, executive officers, and greater-than-10% shareholders--file reports with the SEC and the Nasdaq on their initial beneficial ownership of Orthofix common stock and any subsequent changes. They must also provide us with copies of the reports. Prior to January 1, 2003, we were not subject to Section 16(a).

                           INFORMATION ABOUT DIRECTORS

The Board of Directors

         The Board of Directors oversees the business of Orthofix and monitors the performance of management. The directors keep themselves informed by discussing matters with the Chief Executive Officer, other key executives and our principal external advisers by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

         The directors are elected at the annual general meeting of shareholders by a plurality of the votes cast, in person or by proxy by the shareholders. Our Articles of Incorporation provide that the Board of Directors shall consist of not less than seven and no more than fifteen directors, the exact number to be determined by the annual general meeting of shareholders.

         Our Board usually meets four times per year in regularly scheduled meetings, but will meet more often if necessary. The Board met six times during 2002. All directors attended at least 75% of the Board meetings and meetings of the committees of which they were members.

The Committees of the Board

         We have three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

         The Audit Committee

         The Audit Committee recommends the selection of the independent auditors to the Board, approves the scope of the annual audit by the independent auditors, reviews audit findings and accounting policies, assesses the adequacy of internal controls and risk management and reviews and approves Orthofix's financial disclosures. The Committee also meets privately, outside the presence of Orthofix management, with the independent auditors. Under the current rules of the Nasdaq, all of the members of the Audit Committee are independent. The Audit Committee's Report for 2002 is printed below at page 10.

         The Board has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix I to this proxy statement.

         The Committee met four times during 2002.

         Messrs. Benjamin, Hartsuiker and d'Abreu de Paulo currently serve as members of the Committee. Mr. Benjamin serves as Chairman of the Committee.

         The Compensation Committee

         The Compensation Committee establishes and approves all elements of compensation for the executive officers. Each year, as the SEC requires, the Committee will report to you on executive compensation. The Compensation Committee's Report on Executive Compensation for 2002 is printed below, starting at page 20.

         The Committee administers the Staff Share Option Plan (including the Performance Accelerated Stock Option program) and has sole authority for awards under the plan. The Committee evaluates existing and proposed employee benefit plans and may approve of plan changes. The Committee also administers the Executive Share Option Plan and the Employee Stock Purchase Plan. The Committee is also responsible for periodically reviewing Orthofix's plans regarding succession of senior management.

         The Committee met four times during 2002.

         During 2002, the Compensation Committee consisted of three members, Charles W. Federico, John W. Littlechild and James F. Gero. Mr. Federico is our president and chief executive officer. As a result, Mr. Federico is not an "independent director" for purposes of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or a "non-employee director" for purposes of
Section 16 of the Securities Exchange Act of 1934, as amended. For 2003, our Compensation Committee will consist solely of Messrs. Littlechild and Gero, each of whom satisfy the qualification standards of Section 162(m) and Section 16, and Mr. Littlechild will serve as Chairman.

         The Nominating Committee

         The Nominating Committee was formed in August 2002 and consists of a minimum of three independent Directors. The Committee assists the Board in identifying qualified individuals to become Board members, determining the composition of the Board of Directors and its Committees, monitoring a process to assess Board effectiveness and developing Director compensation policy.

         The Nominating Committee met twice in 2002 and will meet at least twice annually, and more frequently as circumstances dictate. Committee meetings and communications shall be either in person or by conference telephone call.

         Messrs. Benjamin, d'Abreu de Paulo, Hartsuiker, Littlechild and Gero currently serve as members of the Committee. Mr. Gero serves as Chairman of the Committee.

Director Compensation

         Directors who are our employees do not receive fees for service on the Board of Directors or any Board committee. During 2002, each of our non-employee directors received an annual fee of approximately $25,000 for their services. Each of the Audit Committee members received an additional annual fee of $5,000 for their services, and the Audit Committee chair received an additional annual fee of 5,000 GBP (British Pound) (approximately $7,871) for his service.

         Effective January 1, 2003, each of our non-employee directors will receive an annual fee of $55,000 for their services. The increase from 2002 to 2003 in non-employee directors' fees is due to various internal and external changes affecting the Company, including the directors increased responsibility due to The Sarbanes-Oxley Act of 2002 and other related corporate governance regulations and a comparative competitive review by our Compensation Committee. The Audit Committee chair will receive an additional annual fee of $10,000 for his service and each of the Nominating Committee and Compensation Committee chairs will receive an additional annual fee of $5,000 for their services.

         In addition, we grant options from time to time to our non-employee directors under our equity compensation plans. The decision to grant options to non-employee directors will be reviewed by the Board of Directors on an annual basis.

         We reimburse our directors for travel and other related expenses incurred in connection with the business of Orthofix, including attending shareholder meetings, meetings of the Board of Directors or any Board committee.

         Mr. Peter Hewett, a non-employee director, also serves as a consultant to the Company and as Chairman of Orthofix Inc.'s Board of Directors. In this capacity, he provides consulting and advisory services, at such times and on such special projects, as we request. Mr. Hewett reports directly to the Board of Directors. In 2002, we paid $150,000 in consulting fees to Mr. Hewett, which is in addition to his director fees. We also reimbursed him for travel and other related expenses incurred in connection with the performance of such consulting and advisory services. In 2003, he will receive a fee of $1,500 per day for each day of requested consulting and advisory services, in addition to his director fees.

Certain Relationships and Related Transactions

         Certain of our directors own beneficial interests in LMA International S.A., or LMA. Mr. Gaines-Cooper is the Chairman of LMA and is the settlor of a trust which owns 40% of LMA. Mr. Peter Clarke and Mr. Peter Hewett serve as directors of Laryngeal Mask North America, a subsidiary of LMA. LMA, which owns the distribution rights in Italy to the Laryngeal Mask (used to administer anesthesia) produced by The Laryngeal Mask Company Ltd., has awarded the distribution rights for the Laryngeal Mask in Italy to D.M.O. S.r.l, a subsidiary of Orthofix International. On November 28, 2001, we, in order to complete our ownership, acquired from LMA the remaining 30% interest in D.M.O. S.r.l., for a purchase price of $8.6 million comprised of 250,000 Orthofix International shares, and cash of $1.9 million. The purchase price was negotiated based upon comparative market multiples. Fifty-thousand of the total shares were acquired in the open market at $31.92 per share, 100,000 shares were acquired from LMA at $25 per share and 100,000 shares were acquired from International Investments Venner Inc. at $25 per share. Mr. Gaines-Cooper indirectly controls International Investments Venner Inc. D.M.O. S.r.l. is now a wholly owned subsidiary of Orthofix.

         On March 4, 2003, we announced that we would complete a Share Purchase Agreement to acquire the remaining 48% minority interest in our United Kingdom distribution company, Intavent Orthofix Limited (IOL). We purchased the 48% interest from Intavent Limited (Intavent) for a cash purchase price of $20,450,000. IOL distributes Orthofix products, Laryngeal Mask products and other orthopedic products. Concurrent with the completion of the Share Purchase Agreement, we completed a Distribution Agreement with Intavent and a Guarantee Agreement with LMA International S.A. (LMA) for the supply of Laryngeal Mask products in the United Kingdom, Ireland and Channel Islands for an initial period of seven years. Mr. Robert Gaines-Cooper, Chairman of Orthofix, is a settlor of trusts, which own a 30% interest in Intavent and a 40% interest in LMA. IOL has been and will continue to be a consolidated subsidiary of Orthofix.

         Arrow Medical Limited (Arrow) supplies impads for use with the A-V Impulse System to Novamedix Distribution Limited, a wholly owned subsidiary of Orthofix. LMA owns a 30% interest in Arrow. Mr. Gaines-Cooper is the Chairman of LMA and is the settlor of a trust which owns 40% of LMA. Mr. Wallner is the settlor of a trust which owns a 10% interest in Arrow. In 2002, Novamedix purchased $5.7 million from Arrow for the supply of impads.

         Inter Medical Supplies, a wholly owned subsidiary of Orthofix, which manufactures Orthofix products, rents facilities in the Seychelles from LMA under a three year lease which started in 2002. The annual rent paid to LMA is approximately $65,000.

         Verona Controllo Qualita provides quality control and logistics services to Orthofix S.r.l. and Inter Medical Supplies Limited (Seychelles), wholly owned subsidiaries of Orthofix. LMA owns a 50% interest in Verona Controllo Qualita. Mr. Gaines-Cooper is the Chairman of LMA and is the settlor of a trust that owns 40% of LMA. In 2002, Orthofix purchased $3.4 million from Verona Controllo Qualita for quality control, goods and logistics services.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of Orthofix is responsible for providing independent, objective oversight of Orthofix's accounting functions, internal controls and risk management. The Audit Committee recommends the selection of the independent auditors to the Board. The Audit Committee is currently composed of three independent directors, each of whom is independent as defined under the rules of the Nasdaq. The Audit Committee operates under a written charter adopted by the Board of Directors, which is filed as Appendix I to this proxy statement.

         Management is responsible for Orthofix's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of Orthofix's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The Committee relies without independent verification on the information provided to it and on the representations made by management and the independent auditors.

         We held four meetings during fiscal 2002. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management and Orthofix's independent auditors, Ernst & Young LLP. We discussed with Ernst & Young LLP the overall scope and plans for their audit. We met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations and their evaluations of Orthofix's internal controls.

         We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2002 with management and Ernst & Young LLP. We also discussed with management and Ernst & Young LLP the process used to support certifications by Orthofix's Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany Orthofix's periodic filings with the SEC.

         We also discussed with Ernst & Young LLP matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of Orthofix's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Ernst & Young LLP also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with them their independence from Orthofix. When considering Ernst & Young LLP's independence, we considered whether their provision of services to Orthofix beyond those rendered in connection with their audit of Orthofix's consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Ernst & Young LLP.

         Based upon the review and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that Orthofix's audited financial statements be included in Orthofix's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. We also recommended the selection of Ernst & Young LLP as Orthofix's independent auditors for 2003 and, based on that recommendation, the Board has selected Ernst & Young LLP as Orthofix's independent auditors for 2003.

         We have been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in Orthofix or its subsidiaries.

                                               The Audit Committee

                                               Jerry C. Benjamin, Chairman
                                               Alberto C d'Abreu de Paulo
                                               Frederik K.J. Hartsuiker

                             EXECUTIVE COMPENSATION

The Executive Officers

         These are the biographies of Orthofix's current executive officers.

Charles Federico                Chief Executive Officer, President and Director

                                Mr. Federico, age 54, became a Director of Orthofix International N.V. in October 1996 and was the President of Orthofix Inc. from October 1996 to January 1, 2002. On January 1, 2001, Mr. Federico succeeded Mr. Wallner as President and Chief Executive Officer of Orthofix International. From 1985 to 1996, Mr. Federico was the President of Smith & Nephew Endoscopy (formerly Dyonics, Inc.). From 1981 to 1985, Mr. Federico served as Vice President of Dyonics, initially as Director of Marketing and subsequently as General Manager. Previously, he held management and marketing positions with General Foods Corporation, Air Products Corporation, Puritan Bennett Corporation and LSE Corporation.

Robert Gaines-Cooper            Chairman of the Board of Directors

                                Mr. Gaines-Cooper, 65, became Chairman of
                                Orthofix International N.V. in 1989 and has been a Director of Orthofix International since our formation in 1987. He is Managing Director of Chelle Plastics Ltd-Seychelles. Mr. Gaines-Cooper is also Chairman of LMA International S.A., Jersey, Channel Islands.

Edgar Wallner                   Deputy Chairman and Director

                                Mr. Wallner, 66, became a Director and President and Chief Executive Officer of Orthofix International N.V. in October 1987. Mr. Wallner resigned as President and Chief Executive Officer on January 1, 2001, succeeding Mr. Hewett as Deputy Chairman on that date. From 1978 until 1987, Mr. Wallner was Vice President of European Operations for EBI, now a subsidiary of Biomet. From 1973 until 1978, he was Vice President of Marketing for Hydron Europe Inc., a soft contact lens manufacturer. Prior to 1973, Mr. Wallner spent 15 years with The Boots Company Ltd., a multinational pharmaceutical company.

Gary Henley                     Senior Vice President and President, Americas
                                Division

                                Mr. Henley, 54, joined Orthofix International N.V. in January 1997 as Senior Vice President. On January 1, 2002, Mr. Henley succeeded Mr. Federico as President of Orthofix Inc. Prior to joining Orthofix, Mr. Henley was President of Smith and Nephew Video Division from 1987 until 1996. Mr. Henley was founder and President of Electronic Systems Inc. from 1975 to 1984 and CeCorp Inc. from 1984 until 1987.

Peter Clarke                    Executive Vice President and Director

                                Mr. Clarke, 61, became a Director and Executive Vice President and Secretary of Orthofix International N.V. in March 1992 and was the Chief Financial Officer of Orthofix International N.V. from January 1988 to June 30, 2002, at which time he was succeeded by Mr. Hein in that position. From 1985 to 1987, he was Financial Controller of EBI Medical Systems Ltd., a United Kingdom subsidiary of EBI.

Thomas Hein                     Chief Financial Officer

                                Mr. Hein, 55, became the Chief Financial Officer of Orthofix International N.V. on July 1, 2002. For the prior three years, Mr. Hein had been the Chief Financial Officer of Orthofix Inc., our wholly owned U.S. subsidiary. From 1996 to 1999, Mr. Hein was the Chief Financial Officer for Prime Vision Health Inc., a diversified healthcare services company. From 1988 to 1996, Mr. Hein was V.P. of Finance and Chief Financial Officer of MDT Corporation, a sterilization and hospital capital equipment company. Previously, he held financial management positions with Metheus Corporation, Memorex Corporation and Kaiser Aetna. Mr. Hein is a CPA.

Executive Compensation Summary

         The following table sets forth the compensation paid or accrued by us during the fiscal years ended December 31, 2002, 2001 and 2000 to, or on behalf of, our chief executive officer and our four most highly compensated executive officers as of December 31, 2002. We refer to these officers collectively as the "named executive officers."

--------------------------------------------------------------------------------------------------------------------------------
                                                  Summary Compensation Table
                                                      Annual Compensation

                                                                     Other Annual       Number of Shares       All Other
Name and Principal Position        Year      Salary         Bonus   Compensation (1)   Underlying Options    Compensation
Charles Federico................   2002       $450,640     $40,000        -o-                  -o-             $9,450(2)
Chief Executive Officer and
President                          2001        437,810     150,000        -o-                  -o-              9,424(3)

                                   2000        362,624     125,000        -o-                  -o-              9,397(4)

Robert Gaines-Cooper............   2002       $260,813         -o-        -o-                  -o-                   -o-
Chairman of the Board
                                   2001        321,000      80,250        -o-                  -o-                   -o-

                                   2000        346,020     100,000        -o-                  -o-                   -o-

Edgar Wallner...................   2002       $256,826         -o-        -o-                  -o-                   -o-
Deputy Chairman
                                   2001        324,680      79,200        -o-                  -o-                   -o-

                                   2000        320,287     150,000        -o-                  -o-                   -o-

Gary Henley.....................   2002       $256,965     $45,126        -o-                  -o-             $7,327(5)
Senior Vice President and
President, Americas Division       2001        219,710      88,000        -o-                  -o-              7,249(6)

                                   2000        204,562      35,831        -o-                  -o-              7,172(7)

Thomas Hein.....................   2002       $213,980     $53,900        -o-               12,500             $7,249(8)
Chief Financial Officer
                                   2001        188,826      76,072     83,486(9)             7,500             7,186(10)

                                   2000        180,000      31,500        -o-               15,000             7,122(11)
--------------------------------------------------------------------------------------------------------------------------------

(1) Excludes perquisites and other personal benefits unless the aggregate amount of such annual compensation exceeded $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(2) Amount shown consists of $6,800 for contributions to vested and unvested accounts attributable under the Company's defined contribution plans and $2,650 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(3) Amount shown consists of $6,800 for contributions to vested and unvested accounts attributable under the Company's defined contribution plans and $2,624 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(4) Amount shown consists of $6,800 for contributions to vested and unvested accounts attributable under the Company's defined contribution plans and $2,597 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(5) Amount shown consists of $6,800 for contributions to vested and unvested accounts attributable under the Company's defined contribution plans and $527 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(6) Amount shown consists of $6,800 for contributions to vested and unvested accounts attributable under the Company's defined contribution plans and $449 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(7) Amount shown consists of $6,800 for contributions to vested and unvested accounts attributable under the Company's defined contribution plans and $372 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(8) Amount shown consists of $6,800 for contributions to vested and unvested accounts attributable under the Company's defined contribution plans and $449 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(9) Amount shown consists of $2,228 for long-term disability premiums, $10,800 for car allowance, and $70,458 for relocation expenses.

(10) Amount shown consists of $6,800 for contributions to vested and unvested accounts attributable under the Company's defined contribution plans and $386 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

(11) Amount shown consists of $6,800 for contributions to vested and unvested accounts attributable under the Company's defined contribution plans and $322 for insurance premiums paid by, or on behalf of, the Company with respect to term life insurance.

Stock Options

         The following table contains information regarding option grants by us to our named executive officers during the year ended December 31, 2002.

--------------------------------------------------------------------------------------------------------------------
                                      Option/SAR Grants in Last Fiscal Year

                                                                           Individual Grants
                                                 -------------------------------------------------------------------
                                   Number of       % of Total
                                  Securities        Options
                                  Underlying       Granted to        Exercise
                                 Options/SARs     Employees in     or Base Price   Expiration        Grant Date
            Name                  Granted(1)       Fiscal Year     ($/Share)(2)       Date        Present Value(3)
Charles Federico.............         -o-               -o-             -o-            -o-               -o-

Robert Gaines-Cooper.........         -o-               -o-             -o-            -o-               -o-

Edgar Wallner................         -o-               -o-             -o-            -o-               -o-

Gary Henley..................         -o-               -o-             -o-            -o-               -o-

Thomas Hein..................       12,500             11.50           33.00         05/14/12          $142,738
--------------------------------------------------------------------------------------------------------------------

(1) All option grants to the named executive officers were made pursuant to our Staff Share Option Plan and have a ten-year term.

(2) All options were granted to the named executive officers at an exercise price equal to the fair market value of the underlying stock on the date of grant. All options will vest and become exercisable on May 14, 2005.

(3) This estimated hypothetical value is based on a Black-Scholes option pricing valuation model in accordance with SEC rules. We used the following assumptions in estimating this value: expected option term,
         4.5 years; risk-free interest rate, 3.5%; expected volatility, 35%; and an expected dividend yield of 0%.

Option Exercises and Year-End Option Values

         The following table provides information about the number of our shares of common stock issued upon the exercise of options by our named executive officers during the year ended December 31, 2002, and the value realized by our named executive officers. The table also provides information about the number and value of our options held by our named executive officers at December 31, 2002.

----------------------------------------------------------------------------------------------------------------------
                             Aggregated Option/SAR Exercises in Last Fiscal Year and
                                         Fiscal Year-End Option/SAR Values

                           Number of                         Number of Securities
                             Shares                         Underlying Unexercised          Value of Unexercised
                          Acquired on       Value             Options at Fiscal            In-the-Money Options at
Name                      Exercise(#)    Realized($)             Year End(#)                Fiscal Year End($)(1)
                                                         Exercisable   Unexercisable     Exercisable    Unexercisable
Charles Federico.......          -o-            -o-        265,000         100,000         3,535,110      1,027,400

Robert Gaines-Cooper...      350,000      6,802,500        375,000          87,500         4,808,375        898,975

Edgar Wallner..........      625,000     10,403,835        100,000          87,500         1,027,400        898,975

Gary Henley............       15,000        295,000         80,000          50,000           939,980        513,700

Thomas Hein............          -o-            -o-         25,000          35,000           331,850        196,478
----------------------------------------------------------------------------------------------------------------------

(1) Based on the closing price of common stock, as reported on the Nasdaq National Market, at December 31, 2002, which was $28.149 per share.

Equity Compensation Plan Information

         We maintain three equity compensation plans, the Staff Share Option Plan (including the Performance Accelerated Stock Option program), the Executive Share Option Plan and the Employee Stock Purchase Plan. Each of these plans has been approved by our shareholders. We no longer grant awards under the Executive Share Option Plan or the Performance Accelerated Stock Option program.

         The following table provides aggregate information regarding the shares of our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2002. The table does not include shares subject to outstanding options and warrants that we have assumed in mergers and other acquisitions. Footnote 1 to the table sets forth the total number of shares of common stock issuable upon the exercise of options and warrants granted under plans assumed in mergers and outstanding at December 31, 2002, and the weighted average exercise price of those options. We cannot grant additional awards under those plans.

----------------------------------------------------------------------------------------------------------------------
      Plan Category (1)                     (a)                          (b)                          (c)
                                                                                             Number of Securities
                                                                                            Remaining Available for
                                Number of Securities to be    Weighted-Average Exercise      Future Issuance Under
                                  Issued Upon Exercise of       Price of Outstanding       Equity Compensation Plans
                                   Outstanding Options,         Options, Warrants and        (Excluding Securities
                                    Warrants and Rights                Rights              Reflected in Column (a))
----------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans              2,380,975(2)                    $16.82                     165,327(3)
Approved by Security Holders
----------------------------------------------------------------------------------------------------------------------
Equity Compensation Plans Not               NA                           NA                           NA
Approved by Security Holders
----------------------------------------------------------------------------------------------------------------------
Total                                    2,380,975                     $16.82                       165,327
----------------------------------------------------------------------------------------------------------------------

(1) The table does not include information for equity compensation plans we assumed in mergers and other acquisitions. As of December 31, 2002, a total of 43,806 shares of common stock was issuable upon the exercise of options and warrants assumed in mergers and other acquisitions, including 17,855 shares issuable upon the exercise of options and warrants granted under plans assumed in connection with our acquisition of American Medical Electronics Inc., and 25,951 shares issuable upon the exercise of warrants granted under plans assumed in connection with our acquisition of Kinesis Medical Inc. The weighted average exercise price of all options and warrants granted under plans assumed in mergers and other acquisitions and outstanding at December 31, 2002, was $30.76. We cannot grant additional awards under these assumed plans.

(2) Options were granted pursuant to the following plans: the Staff Share Option Plan (including the Performance Accelerated Stock Option program) and the Executive Share Option Plan. There are currently no more shares available for issuance under the Executive Share Option Plan or the Performance Accelerated Stock Option program.

(3) Includes shares available for issuance pursuant to the Employee Stock Purchase Plan.

Executive Employment Agreements

         Executive Employment Agreement for Charles Federico

         On July 1, 2001, we entered into an employment agreement with Mr. Charles W. Federico under which Mr. Federico serves as our President and Chief Executive Officer. The initial three-year term of the agreement ends on July 1, 2004, and automatically renews for successive one-year periods, unless either party notifies the other party of its intention not to renew the agreement within the requisite time period. Mr. Federico is entitled to the base salary and bonus as determined by our Board of Directors. For 2002, Mr. Federico received a base salary of $450,640 and a bonus of $40,000. Mr. Federico is also eligible to participate in all employee benefit plans, programs and arrangements in effect for its senior executives.

         If Mr. Federico is terminated without cause or resigns for good reason (as such terms are defined in his employment agreement) during the term of the agreement, he is entitled to convert his current position with us to a consultancy for the remainder of the then-existing term of employment, and receive a consulting fee of at least $50,000 per year. Upon a change in control of the Company, Mr. Federico agrees to remain employed for at least six months from the effective date of such change in control, unless his employment is terminated earlier by the Company. During the three-month period immediately following such six-month period, Mr. Federico may terminate his employment for good reason and convert his agreement into a consulting agreement as described above. The employment agreement contains a non-solicitation of employees and customers provision that extends through the third anniversary of Mr. Federico's termination of employment, a non-competition provision that remains in effect for so long as Mr. Federico is employed by us and a confidentiality provision that lasts indefinitely.

         Employment Agreements for Edgar Wallner and Robert Gaines-Cooper

         On July 1, 1999, we entered into employment agreements with Messrs. Edgar Wallner and Robert Gaines-Cooper. Mr. Wallner originally served as our President and Chief Executive Officer until January 1, 2001 when he resigned as President and Chief Executive Officer and began serving as our Deputy Chairman of the Board of Directors under the same employment agreement. Mr. Gaines-Cooper serves as the Chairman of the Board of Directors.

         The initial three-year term of these agreements ended on July 1, 2002, but these agreements have been subject to automatic renewal for successive one-year periods since that time. These agreements will continue to be renewed annually unless either party notifies the other respective party of its intention not to renew the agreement within the requisite time period. The executives are entitled to base salaries and bonuses as determined by our Board of Directors. For 2002, Mr. Wallner received a base salary of $256,826 and Mr. Gaines-Cooper received a base salary of $260,813. Messrs. Wallner and Gaines-Cooper are also eligible to participate in all employee benefit plans, programs and arrangements in effect for senior executives.

         The effects of a termination without cause, a resignation for good reason or a change of control on Messrs. Wallner and Gaines-Cooper's service with the Company would be substantially similar to those described above for Mr. Federico. Additionally, Messrs. Wallner and Gaines-Cooper are subject to restrictive covenants substantially similar to those described above for Mr. Federico.

         Executive Employment Agreements for Thomas Hein and Gary Henley

         We entered into employment agreements with Mr. Hein and Mr. Henley, effective as of March 1, 2003. Mr. Hein serves as the Chief Financial Officer and Mr. Henley serves as the President of Orthofix Inc. The initial term of each agreement is two years, but each agreement will be automatically renewed for two successive one-year periods unless either party notifies the other party of its intention not to renew within the requisite time period. Under the agreements, the executives are entitled to base salaries and bonuses as determined by our Board of Directors. The agreements provide annual base salaries of at least $231,000 for Mr. Hein and $270,000 for Mr. Henley, which may only be decreased if such decrease is a result of a general reduction (on the same percentage basis) affecting the base salaries of substantially all other executive officers. For 2002, the base salaries of each of

Messrs. Hein and Henley were $213,980 and $256,965, respectively. In addition, for 2002, Messrs. Hein and Henley received annual bonuses of $53,900 and $45,126, respectively.

         If an executive is terminated without cause, he is entitled to receive a lump sum payment equal to: (1) the average of his base salary at the highest rate in effect in the 90-day period immediately before the termination and his base salary for the year preceding the termination and (2) the average of his annual bonuses for the two years before the year in which the termination occurs. Upon a resignation for good reason (as such term is defined in the agreements), the executive is entitled to half the amount that he would receive had he been terminated without cause. In addition, the executives will be entitled to continuation of their welfare benefits for up to one year following their termination without cause or resignation for good reason. Similarly, any stock options held by the executives will remain outstanding for at least one year following a termination without cause and six months following a resignation for good reason. We are also obliged to provide the executives with reimbursement for outplacement services of up to $20,000 upon a termination without cause or resignation for good reason.

         If there is a change in control of the Company, (1) the agreements automatically extend for one year from the date of the change in control (unless the then current term is greater than one year), (2) all stock options and stock appreciation rights will vest automatically and (3) any forfeiture provisions included in the executives' restricted stock awards will immediately lapse. In addition, in the event that either of the executives is terminated without cause or resigns for good reason following a change in control, the individual is entitled to receive a lump sum payment equal to: (1) the greater of (a) the average of his base salary at the highest rate in effect in the 90-day period immediately before the termination and his base salary for the year preceding the termination and (b) the average of his base salary in effect immediately before the change in control and his base salary for the year preceding the change in control; (2) the greater of (x) the average of his annual bonuses for the two years before the year in which the termination occurs and (y) the average of his annual bonuses for the two years before the year in which the change in control occurs and (3) the executive's annual automobile allowance. The agreements also provide that, in the event that any payments made to the executive constitute "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended, then the amounts to be paid to the executives will be reduced so that no excess parachute payments exist.

         The agreements contain a non-competition provision that lasts for one year following a termination of employment for any reason, and confidentiality and assignment of inventions provisions that last indefinitely.

Indebtedness of Management

         On January 10, 2002 we entered into full-recourse loans with Charles Federico and Gary Henley, each with a principal amount of $145,200. The loans were entered into to assist the executives in purchasing shares of OrthoRx Inc. common stock. Each loan has an annual interest rate of 3.97%, compounded annually and matures on the earlier of (1) January 10, 2007 and (2) the date that the executive ceases to be our employee, officer or director. The loans are secured by stock pledge agreements covering shares of OrthoRx Inc. common stock owned by Messrs. Federico and Henley. As of December 31, 2002, no payments had been made on either of the loans, and the aggregate amount outstanding under each of the loans was $145,200 plus accrued interest.

Compensation Committee Interlocks and Insider Participation

         During 2002, the Compensation Committee of our Board of Directors consisted of three members, Charles W. Federico, John W. Littlechild and James
F. Gero. Mr. Federico is our president and chief executive officer. As a result, Mr. Federico is not an "independent director" for purpose of Rule 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or a "non-employee director" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended. For 2003, our Compensation Committee will consist solely of Messrs. Littlechild and Gero.

         Mr. Peter Hewett, a non-employee director, also serves as a consultant to the Company and as Chairman of Orthofix Inc.'s Board of Directors. In this capacity, he provides consulting and advisory services, at such times and on such special projects, as we request. Mr. Hewett reports directly to the Board of Directors. In 2002, we paid $150,000 in consulting fees to Mr. Hewett, which is in addition to his director fees. We also reimbursed him for travel and other related expenses incurred in connection with the performance of such consulting and advisory services. In 2003, he will receive a fee of $1,500 per day for each day of requested consulting and advisory services, in addition to his director fees.

         Except as otherwise disclosed, no interlocking relationship, as defined in the Securities Exchange Act of 1934, as amended, exists between our Board of Directors or Compensation Committee and the board of directors or compensation committee of any other entity.

                      REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee is responsible for advising on and administering our compensation policies. The Committee has overall responsibility for evaluating and making recommendations to the Board of Directors regarding the compensation of directors, executive officers and key employees, compensation under our equity incentive plans and other compensation policies and programs. The Compensation Committee acts under a written charter adopted by the Board of Directors. The Compensation Committee intends to amend the charter in 2003 to reflect proposed new Exchange Act rules for compensation committees.

         In 2002, the Compensation Committee of the Board of Directors was composed of Messrs. Federico, Littlechild and Gero. For 2003, the Compensation Committee shall consist solely of Messrs. Littlechild and Gero, each of whom is an independent, non-employee, non-affiliated director. The Compensation Committee furnished the following report on executive compensation for 2002:

         Compensation Philosophy

         The Compensation Committee believes that executive compensation programs should be designed to attract, retain and motivate executive officers and key employees, while enhancing and increasing shareholder value. We accomplish this through incentive compensation plans that link executive and staff compensation to our overall Company performance, thereby aligning their interests with the interests of our shareholders.

         Our compensation program for our executive officers and key employees consists of three major components: (1) annual salary; (2) performance-based incentives in the form of bonuses; and (3) long-term equity-based incentives. Long-term equity-based compensation for executive officers and key employees is in the form of stock options that have been granted under Executive Share Option Plan and our Staff Share Option Plan (including the Performance Accelerated Stock Option program). There are currently no more shares available for issuance under the Executive Share Option Plan or the Performance Accelerated Stock Option program. The Compensation Committee has in 2003 engaged an outside consulting firm to undertake a review of our compensation program.

         Annual Salary

         The Compensation Committee makes annual determinations with respect to executives' salaries. In making these decisions, the Compensation Committee reviews each executive's performance, the market compensation levels for comparable positions, our performance goals and objectives and other relevant information. In addition, the Compensation Committee determines what portion of an executive's compensation should be in the form of salary, performance-based bonus and equity-based compensation.

         Performance-Based Incentives

         The Compensation Committee believes that a portion of the compensation for each executive should be in the form of annual performance-based incentives. Short-term incentives, such as the annual bonus programs instituted by the Company, tie executive compensation to Company financial performance as well as individual performance in specified areas. The Compensation Committee establishes Company-wide performance goals and targets at the beginning of each fiscal year. An executive's annual cash bonus is determined in part on his or her individual performance and contribution to the furtherance and achievement of the Company's objectives.

         Long-Term Incentives

         The goal of our equity incentive plans is to create an ownership interest in the Company in order to align the interests of executives with shareholders, to more closely tie executive compensation to Company performance, and to create long-term performance and service incentives for executives and key employees. Pursuant to our Staff Share Option Plan, stock options may be granted to our employees, including our executive officers, our directors, and certain other persons directly or indirectly related to our business. Employee grants under our Staff Share Option Plan are based on the employee's performance and his or her anticipated contributions to the achievement of our goals and objectives. In December 1999, certain of our executives were granted Performance Accelerated Stock

Options, which include both service-based and performance-based vesting provisions, pursuant to our Staff Share Option Plan. The exercise price for these options is $17.875, the price of shares of our common stock on the date this agreement was approved by our shareholders. The options vest on the fifth anniversary of the grant date, subject to the continued employment of the executive. However, vesting will be accelerated on the basis of the achievement of certain stock price targets.

         Compliance with Section 162(m) of the Internal Revenue Code

         Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of certain compensation payments to executive officers in excess of $1 million. Prior to January 1, 2003, we were not subject to Section 162(m). Following this date, we became subject to Section 162(m) and the Compensation Committee is considering strategies for the future to help ensure that all compensation paid to executive officers is deductible. Currently, none of our executive officers receives compensation in excess of $1 million.

         Chief Executive Officer Compensation

         The base salary for Mr. Charles Federico, our President and Chief Executive Officer, was $450,640 for 2002 and his annual cash bonus was $40,000. For a description of the employment agreement for Mr. Charles Federico, see "Executive Employment Agreements - Charles Federico" above. In determining the incentive compensation awards for Mr. Federico, the Compensation Committee considered both our performance, as measured by specific targets and performance objectives, as well as Mr. Federico's leadership role in the achievement of these targets and objectives. Mr. Federico did not participate in the Compensation Committee meeting in which his compensation was discussed.

                                  The Compensation Committee

                                  John W. Littlechild, Chairman
                                  Charles W. Federico
                                  James F. Gero

                               PERFORMANCE GRAPH

         The graph below compares the five-year total return to shareholders for Orthofix common stock with the comparable return of two indexes: the NASDAQ Stock Market and NASDAQ stocks for surgical, Medical, and Dental Instruments and Supplies.

         The graph assumes that you invested $100 in Orthofix common stock and in each of the indexes on December 31, 1997. Points on the graph represent the performance as of the last business day of each of the years indicated.

                                Comparison of Five-Year Cumulative Total Returns
                               Performance Graph for Orthofix International N.V.


                                                      [Object Omitted]


------------------------------------------------------------------------------------------------------------------------------------
                                                                 Legend
    Symbol      CRSP Total Returns Index for:                         12/1997    12/1998   12/1999    12/2000    12/2001   12/2002
    ------      -----------------------------                          -------    -------   -------    -------    -------   -------

_________       Orthofix International N.V.                              100.0      119.1     121.8      162.8      315.8     239.6

---------*      Nasdaq Stock Market (US & Foreign)                       100.0      138.5     258.2      155.8      122.9      84.6

..........       NASDAQ Stocks (SIC 3840-3849 US Companies) Surgical,     100.0      111.2     133.8      139.2      152.1     124.4
                Medical, and Dental Instruments and Supplies
Notes:
            A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

            B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

            C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

            D. The index level for all series was set to $100.00 on 12/31/1997.
------------------------------------------------------------------------------------------------------------------------------------

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.


         None of the Report of the Compensation Committee, the Report of the Audit Committee or the Performance Graph shall be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as from time to time in effect, or under the Securities Exchange Act of 1934, as from time to time in effect, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

                       PROPOSAL 1: ELECTION OF DIRECTORS

         The current term of office for all of our directors expires at the 2003 annual general meeting. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be re-elected for a new term of one year and/or until their successors have been elected.

         We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual general meeting.

Directors Standing for Election

Charles W. Federico             Chief Executive Officer, President and Director

                                Mr. Federico, age 54, became a Director of Orthofix International N.V. in October 1996 and was the President of Orthofix Inc. from October 1996 to January 1, 2002. On January 1, 2001, Mr. Federico succeeded Mr. Wallner as President and Chief Executive Officer of Orthofix International. From 1985 to 1996, Mr. Federico was the President of Smith & Nephew Endoscopy (formerly Dyonics, Inc.). From 1981 to 1985, Mr. Federico served as Vice President of Dyonics, initially as Director of Marketing and subsequently as General Manager. Previously, he held management and marketing positions with General Foods Corporation, Air Products Corporation, Puritan Bennett Corporation and LSE Corporation.

Robert Gaines-Cooper            Chairman of the Board of Directors

                                Mr. Gaines-Cooper, 65, became Chairman of
                                Orthofix International N.V. in 1989 and has been a Director of Orthofix International since our formation in 1987. He is Managing Director of Chelle Plastics Ltd-Seychelles. Mr. Gaines-Cooper is also Chairman of LMA International S.A., Jersey, Channel Islands.

Edgar Wallner                   Deputy Chairman and Director

                                Mr. Wallner, 66, became a Director and President and Chief Executive Officer of Orthofix International N.V. in October 1987. Mr. Wallner resigned as President and Chief Executive Officer on January 1, 2001, succeeding Mr. Hewett as Deputy Chairman on that date. From 1978 until 1987, Mr. Wallner was Vice President of European Operations for EBI, now a subsidiary of Biomet. From 1973 until 1978, he was Vice President of Marketing for Hydron Europe Inc., a soft contact lens manufacturer. Prior to 1973, Mr. Wallner spent 15 years with The Boots Company Ltd., a multinational pharmaceutical company.

Peter W. Clarke                 Executive Vice President and Director

                                Mr. Clarke, 61, became a Director and Executive Vice President and Secretary of Orthofix International N.V. in March 1992 and was the Chief Financial Officer of Orthofix International N.V. from January 1988 to June 30, 2002, at which time he was succeeded by Mr. Hein in that position. From 1985 to 1987, he was Financial Controller of EBI Medical Systems Ltd., a United Kingdom subsidiary of EBI.

Peter J. Hewett                 Director

                                Mr. Hewett, 67, was the Deputy Group Chairman of Orthofix International N.V. between March 1998 and December 2000. He is Chairman of the Board of Orthofix Inc. He has been a non-executive Director of Orthofix International N.V. since March 1992. Previously, Mr. Hewett served as the Managing Director of Caradon Plc, Chairman of the Engineering Division, Chairman and President of Caradon Inc., Caradon Plc's U.S. subsidiary and a member of the Board of Directors of Caradon Plc of England. In addition, he was responsible for Caradon Plc's worldwide human resources function, and the development of its acquisition opportunities.

Jerry C. Benjamin               Director

                                Mr. Benjamin, 62, became a non-executive
                                Director of Orthofix International N.V. in March 1992. He has been a General Partner of Advent Venture Partners, a venture capital management firm in London, since 1985. Mr. Benjamin is a Director of Professional Staff Plc and a number of private health care companies.

James F. Gero                   Director

                                Mr. Gero, 58, became a non-executive Director of Orthofix International N.V. in February 1998. Mr. Gero became a Director of AME in 1990 and served subsequently as a Director of Orthofix Inc. He is the Chairman and Chief Executive Officer of each of Sierra Technologies Inc. and Sierra Networks Inc. and a Director of each of LBP, Inc. and Drew Industries Inc., and Chairman of Thayer Aerospace.

Frederik K. J. Hartsuiker       Director

                                Mr. Hartsuiker, 62, became a non-executive
                                Director of Orthofix International N.V. in March 1992 and has been a Director of Orthofix International B.V. since 1987. Mr. Hartsuiker is a Director of New Amsterdam Cititrust B.V. in The Netherlands.

John W. Littlechild             Director

                                Mr. Littlechild, 51, became a non-executive
                                Director of Orthofix International N.V. in 1987. He has served as a General Partner of the General Partner funds of each of the HealthCare Partners, a U.S. venture capital fund, since 1991. From 1985 to 1991, he was a Senior Vice President of Advent International Corporation. Mr. Littlechild is a Director of Diacrin, Inc. and Dyax, Inc. as well as other privately held HealthCare portfolio companies.

Alberto C d'Abreu de Paulo      Director

                                Mr. d'Abreu de Paulo, 64, became a non-executive Director of Orthofix International N.V. in March 1992 and has been associated with Orthofix since its formation in 1987 as the President and Managing Director of First Independent Trust (Curacao) N.V., a director of Orthofix until February 28, 1992. Mr. d'Abreu de Paulo is a tax attorney in private practice and a member of the Audit Court of the Netherlands Antilles.

         The Board recommends that you vote "FOR" the election of all nominees for director.

        PROPOSAL 2: APPROVAL OF AMENDMENT TO OUR STAFF SHARE OPTION PLAN

         Our Board of Directors has recommended and asks that you approve an amendment to the Staff Share Option Plan to authorize the reservation of 250,000 additional shares for issuance under the Plan. The Board adopted this amendment on April 22, 2003, subject to shareholder approval. Currently, 98,763 shares remain available for issuance under the plan.

         The following is a general description of the proposed amendment to our Staff Share Option Plan and the principal features of the plan. You may request a copy of the proposed amended and restated Staff Share Option Plan by writing to Thomas Hein, CFO, at Orthofix International N.V., 10115 Kincey Ave., Huntersville, NC 28078.

Summary of the Proposal

         We propose to increase by 250,000 the number of shares of common stock available for issuance under the plan to ensure that we have a sufficient number of shares available for the awards we project to make this year and next year. These awards provide our key personnel with an earnings and retention incentive and align the interests of our employees and executives with the interests of our shareholders. We believe that the ability to make periodic awards of stock options is an essential part of our compensation program.

Principal Features of Our Staff Share Option Plan

         General

         The purpose of our Staff Share Option Plan is to attract, retain and motivate certain of our officers, employees, directors and consultants and certain officers, employees, directors and consultants of our subsidiaries, to link compensation to the overall performance of the company and to create in these individuals an ownership interest in the company aligned with the interests of our shareholders. The plan was adopted prior to our public offering and restated on March 31, 1992 in connection with our public offering in the United States.

         Currently, up to 1,989,700 shares of our common stock may be issued pursuant to options granted under the plan, subject to standard anti-dilution provisions. As of March 31, 2003, options net of cancellations for 1,890,937 shares of common stock had been granted under the plan, of which options covering 724,675 shares remain outstanding and unexercised, and 98,763 shares of our common stock remain available for future awards. As of March 31, 2003, there were approximately 677 officers, employees, directors and consultants eligible to receive awards under the plan. As of March 31, 2003, the closing price of our common stock was $27.20.

         Awards under the plan are in the form of nonqualified stock options. The specific terms of each award made under the plan, including how the award will vest, are described in individual award agreements, subject to the limitations described below.

         Administration of the Plan

         Our Board of Directors administers our Staff Share Option Plan, although the Board is permitted to designate others to carry out its responsibilities under the plan. The Board also has the power and authority to interpret the plan, supervise its administration, and take any other action necessary or desirable in order to carry out the provisions of the plan.

         Terms of Awards

         Our Board determines the exercise price for each option at the time of grant. The exercise price may be less than, equal to or greater than the fair market value of the shares on the date the option is granted. It is not the practice of the Board to grant options with exercise prices less than the fair market value of the shares on the date the option is granted. The Board establishes a vesting schedule for each option at the time of grant, as well as an expiration date, which cannot exceed ten years from the date the option was granted.

         In the event an optionee's employment with us or one of our subsidiaries terminates for any reason (other than death or disability or cause), prior to the satisfaction of any vesting period requirement, the unvested portion of the option will be forfeited. However, in the event an optionee's employment is terminated other than for cause, options previously granted to the optionee will generally be considered vested with respect to the aggregate number of shares as to which such options would have been vested as of December 31st of the year in which such termination of employment occurs. In these foregoing circumstances, the optionee will have the earlier of 180 days after the date of termination or the expiration date to exercise the vested portion of the option.

         If an optionee's employment with us or one of our subsidiaries terminates for cause, all vested and unvested options are immediately forfeited and the optionee will have no further rights or interest therein.

         If an optionee's employment terminates by reason of death or permanent disability, the unvested portion of the option will generally be deemed to have vested in full as of the date of termination. The optionee or the optionee's designated personal representative will have the earlier of one year after the date of termination of employment or the expiration date to exercise the option.

         The Board has the authority to vary or waive the time limits and vesting provisions as they apply to any optionee whose employment terminates for any reason.

         An option is not assignable or transferable except by will and/or by the laws of descent and distribution. An option is exercisable during the optionee's lifetime only by him or her.

         Adjustments upon a Merger or Change in Control

         In the event of a merger, consolidation, recapitalization or similar event, the Board has the ability to adjust the number of shares subject to, and the exercise price of, outstanding options. In addition, in the event of a change in control (as defined in the plan) the Board may provide for (i) accelerated vesting of options, (ii) the cancellation of outstanding options in exchange for a cash payment, (iii) an adjustment of the terms of outstanding options, or (iv) the assumption or substitution of outstanding options by the surviving corporation of such a change in control.

         PASOs

         We have a form of agreement used under our Performance Accelerated Stock Option program. We administer the Performance Accelerated Stock Option program as a sub-plan of the Staff Share Option Plan. We reserved 1,000,000 shares of our common stock to be subject to performance accelerated stock options ("PASOs") awarded under this program. This reservation of shares was independently approved by our shareholders on June 29, 2000.

         PASOs were granted to certain of our executive officers under this sub-plan. Options to purchase shares of our common stock under the Performance Accelerated Stock Option program were granted at an exercise price equal to $17.875 per share, the price of shares of our common stock on the date our shareholders approved the program. PASOs include both service-based and performance-based vesting provisions. Under the service-based provisions, subject to the continued employment of the executive the PASOs generally become 100% nonforfeitable and exercisable on the fifth anniversary of the grant date. Vesting under the PASOs will be accelerated, however, if certain stock price targets are achieved. The performance-based vesting provisions provide for the vesting of one-eighth, or 12.5%, of the PASO grant for each $5.00 increase in the price of shares of our common stock above $15.00 per share. For example, for an executive who received a grant of 200,000 shares under a PASO, 25,000 shares will become vested and nonforfeitable if the price of shares of our common stock were to increase to $20.00. However, to ensure that a significant number of option shares under the PASO do not become exercisable prematurely, the total number of shares eligible for vesting on an annual basis is limited to 20% of the number of shares subject to the PASO with a cumulative carryover for the unvested portion of shares eligible for accelerated vesting for each of the prior years.

         The Performance Accelerated Stock Option program provides for one exception to the general vesting and exercise rules described above. If the price of our common stock equals or exceeds $55.00 per share on or after

December 31, 2002, 100% of the shares subject to the PASOs will be nonforfeitable and exercisable. The shares subject to the PASO, if not earlier exercised or terminated, will terminate on the tenth anniversary of the grant date.

         Amendment and Termination of the Plan

         Our Board may amend or terminate the plan at any time. Any amendment that would increase the aggregate number of shares of common stock pursuant to which options may be granted, other than an increase pursuant to a merger, consolidation, recapitalization or similar event, must be approved by our shareholders. In addition, no amendment or termination that would adversely affect any outstanding option is permitted without the affected option holder's written consent. The plan is currently scheduled to expire June 30, 2005, the term having been extended by the Board from the previously scheduled expiration date of June 30, 2002. Option awards covering the 98,763 shares of previously authorized common stock that currently remain available for future awards may be made at any time until June 30, 2005 even if the amendment proposed for shareholder approval is not approved.

Certain U.S. Federal Income Tax Consequences of Awards Under the Plan

         The following general summary of certain U.S. federal income tax consequences to optionees and us, based on the law as currently in effect, does not purport to cover federal employment tax or other federal tax aspects of the Staff Share Option Plan. Moreover, the following summary does not discuss possible foreign, state, local, estate or other tax consequences.

         Options awarded under the Staff Share Option Plan are considered "nonqualified" stock options for U.S. federal income tax purposes. The grant of a nonqualified stock option has no immediate federal income tax effect. The participant will not recognize any income at the time of grant. When the participant exercises the option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. We are required to withhold tax on the amount of income recognized. The tax basis of the shares in the hands of the participant will be equal to the fair market value on the date of exercise, and the participant's holding period for the shares for capital gains purposes will commence on the date on which the participant recognizes taxable income in respect of the shares. Subject to the applicable provision of the Internal Revenue Code and regulations thereunder, we will generally be entitled to a federal income tax deduction in respect of a nonqualified stock option in an amount equal to the ordinary compensation income recognized by the participant.

New Plan Benefits Under the Staff Share Option Plan

         Because awards of nonqualified stock options under the Staff Share Option Plan are determined by the Board, we cannot determine the benefits or amounts that will be received or allocated in the future under the Plan. Awards under the plan to our named executive officers in fiscal year 2002 are set forth in the Summary Compensation Table and Options/SAR Grants in Last Fiscal Year Table. Non-employee directors are not eligible to participate in the Plan. Awards to the following groups for fiscal year 2002 are as follows: Executive Group, 12,500 options; and Non-Executive Group, 96,150 options. The options awarded to the Executive Group in 2002 have an exercise price of $33.00 and will vest on May 14, 2005. The options awarded to the Non-Executive Group in 2002 have exercise prices ranging from $28.50 to $33.00 and will vest after three years.

         The Board recommends that you vote "FOR" the amendment to our Staff Share Option Plan.

           PROPOSAL 3: ADOPTION OF FINANCIAL STATEMENTS FOR THE YEAR
                            ENDED DECEMBER 31, 2002

         Shareholders will be asked to consider, and, if thought fit, approve a resolution to adopt the balance sheet and income statement at and for the year ended December 31, 2002.

         Pursuant to Article 73 of the Commercial Code of the Netherlands Antilles, the Board of Directors is required to draw up the company's balance sheet and income statement within 8 months after the end of the fiscal year and to submit the same to the general meeting of shareholders for adoption. This adoption has the effect of acquitting and discharging the Board of Directors for their actions during the past fiscal year to the extent such actions appear from the balance sheet and the income statement or to the extent the result of such actions are clearly embodied therein.

         A copy of the company's balance sheet and income statement at and for the year ended December 31, 2002 is included in our Annual Report, a copy of which accompanies this proxy statement, and in our Annual Report on Form 10-K for the year ended December 31, 2002 filed with the SEC. If you would like additional copies of our Annual Report or a copy of our Annual Report on Form 10-K, please contact our Investor Relations department.

         The Board of Directors recommends that you vote "FOR" the proposal to adopt the balance sheet and income statement at and for the year ended December 31, 2002.

        PROPOSAL 4: RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS
                         INDEPENDENT AUDITORS FOR 2003

         We are asking you to ratify the Board's selection of Ernst & Young LLP as independent auditors for 2003. The Audit Committee recommended the selection of Ernst & Young LLP to the Board. Ernst & Young LLP has served as the independent auditors of Orthofix since 2002. They have unrestricted access to the Audit Committee to discuss audit findings and other financial matters.

         We do not anticipate that representatives of Ernst & Young LLP will be at the annual meeting. The work performed by Ernst & Young LLP during 2002 and the related fees are set forth below.

         The Board recommends that you vote "FOR" ratification of the selection of Ernst & Young LLP as independent auditors for 2003.

Audit and All Other Fees

         The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of Orthofix's annual financial statements for the year ended December 31, 2002, and fees billed for other services rendered by Ernst & Young LLP during that period.

-------------------------------------------------------------------------------
Audit Related Expenses                                         2002
Audit Fees (1)                                               $489,560

Financial Information Systems Design and
    Implementation Fees (2)                                      0

All Other Fees (3)                                            157,758

Total                                                        $647,318
-------------------------------------------------------------------------------

(1) Audit Fees consists of the aggregate fees, including expenses, billed by Ernst & Young in connection with the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002, quarterly reviews and statutory audits of the Company's subsidiaries.

(2) Ernst & Young provided no financial information systems design and implementation services during the fiscal year ended December 31, 2002.

(3) All Other Fees consists of the aggregate fees other than the Audit Fees described above, including expenses, billed for all other services rendered to the Company by Ernst & Young during the fiscal year ended December 31, 2002. These non-audit fees principally relate to tax compliance services performed for the Company and its subsidiaries.

         All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm's independence in the conduct of its auditing function.

Change in Accountants

         On February 15, 2002, we announced the selection of Ernst & Young LLP as new independent accountants to audit our financial statements for the year ending December 31, 2002. The selection was based upon the recommendation of our Audit Committee and approval of the Board of Directors. Ernst & Young LLP replaced PricewaterhouseCoopers, or PwC, our previous accounting firm. During 2001, PwC concluded that it had violated the auditor independence rules of the Securities and Exchange Commission, or SEC, by providing bookkeeping services to a subsidiary of Orthofix International, and reported this violation to the SEC. The SEC permitted PwC to complete its audit of our financial statements for the year ending December 31, 2001, but did not permit PwC to remain as our independent accountants for the year ending December 31, 2002. Accordingly, PwC resigned upon completion of its audit of the financial statements for the year ended December 31, 2001.

         The reports of PwC on our consolidated financial statements for the years ended December 31, 2001 and 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. In addition, in connection with the audits of our consolidated financial statements for the years ended December 31, 2001 and 2000, and through June 25, 2002, there were no disagreements between Orthofix and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in its reports on our consolidated financial statements for such years.

         We have requested that PwC furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to our annual report on Form 10-K for the year ended December 31, 2002.

                     INFORMATION ABOUT SHAREHOLDER PROPOSALS

         If you wish to submit a proposal to be included in our 2004 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, we must receive your written proposal on or before Tuesday, January 6, 2004. Please address your proposals to: Peter Clarke, Secretary, Orthofix International N.V., 7 Abraham de Veerstraat, Curacao, Netherlands Antilles.

         Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, as amended, our proxy holders may use discretionary authority to vote with respect to shareholder proposals presented in person at the 2004 annual general meeting if the shareholder making the proposal has not notified Orthofix by Monday, March 22, 2004 of its intent to present a proposal at the 2004 annual general meeting.

                                                                      Appendix I

                             AUDIT COMMITTEE CHARTER

                                 CHARTER OF THE
                                 AUDIT COMMITTEE
                                       OF
                           ORTHOFIX INTERNATIONAL N.V.

This charter governs the operations of the audit committee (the "Committee") of the Board of Directors ("Board") of Orthofix International N.V. (the "Company"). The charter is intended to assist the Committee and the Company in complying with the Articles of Association of the Company and all applicable laws, rules and regulations and any applicable stock exchange rules (collectively the "Requirements"). Any new Requirements enacted from time to time are deemed to be incorporated herein upon their effective date. The Committee and/or the Board shall review and reassess the charter at least annually to determine whether the charter should be updated.

PURPOSE

The Committee shall act on behalf of and provide assistance to the Board in fulfilling its oversight responsibility to the shareholders and others relating to: the integrity of the Company's financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company's independent auditors ("the Auditors"); the Auditors' qualifications and independence; and other duties established by applicable Requirements. In so doing, it is the responsibility of the Committee to maintain unrestricted and open communication among the Committee, the Auditors, and management of the Company. The Committee shall have full power and authority to discharge all of its duties and responsibilities.

MEMBERSHIP

The Committee shall be members of, and appointed by, the Board and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of applicable Requirements. All Committee members shall be financially literate, and at least one member shall be a "financial expert," as defined by applicable Requirements.

COMMITTEE STRUCTURE AND OPERATIONS

The Board shall designate one member of the Committee as its chairperson and in the event of a tie vote on any issue, the chairperson's vote shall decide the issue. The Committee shall meet in person or telephonically at least four times a year and at other times as deemed necessary or desirable by the Committee or its chairperson. The Committee may also take action by unanimous written consent.

In discharging its role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. The Committee has the authority to engage independent counsel and other advisers, at the Company's expense, as the Committee may determine necessary to carry out its duties.

DUTIES AND RESPONSIBILITIES

The Committee shall endeavor to assure that the Committee and the Company operate in accordance with all applicable Requirements on an on-going basis. The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. For purposes of clarification, management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The Auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

The Committee should discuss with management and the Auditors the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical financial behavior. The Committee shall develop and implement procedures, as it deems appropriate, to enable it to accomplish the tasks outlined in this charter. The procedures may be modified from time to time by the Committee to address any issues, concerns or Requirements at the Committee's discretion.

The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the Auditors. The Committee shall approve all audit and non-audit services provided by the Auditors and shall not engage the Auditors to perform specific non-audit services proscribed by any Requirement. At least annually, the Committee shall receive and review a written report from the Auditors delineating all relationships between the Auditors and the Company, to consider and discuss with the Auditors any disclosed relationships or services that could affect the Auditors' objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

The Committee shall discuss with the Auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. The Committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the each fiscal year and the Auditors' report on management's assertion. The Committee shall discuss with management and the Auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk.

On a periodic basis, the Committee shall meet separately with management and the Auditors to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the Auditors to meet privately with the members of the Committee. The Committee shall review with the Auditors any audit problems or difficulties and management's response.

The Committee shall review, upon completion of the annual audit, the financial statements to be included in the Company's Annual Report on Form 10-K.

The Committee shall discuss with the Auditors and management results of the annual audit, including the Auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), and the adequacy of disclosures in the financial statements and any other written matters required to be communicated to the Committee by the Auditors under Statement on Auditing Standards No. 61 or any other Requirements.

The Committee shall discuss with management and the Auditors the results of the Auditors' review of the Company's quarterly financial statements, prior to public disclosure of quarterly financial information, if practicable, or filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q, and any other matters required to be communicated to the Committee by the Auditors under Statement on Auditing Standards No. 61 or any other Requirements. The chairperson of the Committee may represent the entire Committee for purposes of this discussion.

The Committee shall review and discuss with management and the Auditors, as appropriate, the Company's disclosures contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in its periodic reports to be filed with the Securities and Exchange Commission.

The Committee shall review and discuss with management and the Auditors, as appropriate, earnings press releases as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies.

The Committee shall discuss with management procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

DELEGATION OF AUTHORITY

The Committee may delegate approval authority to a member of the Committee. The decisions of any Committee member to whom approval authority is delegated shall be presented to the full Committee at its next scheduled meeting

COMMITTEE REPORTS

The Committee shall produce the following reports and provide them to the Board.

                  1. An annual report of the Committee for inclusion in the Company's annual proxy statement in accordance with Laws.

                  2. An annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter. The performance evaluation should also recommend to the Board any improvements to this charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

                                                                     Appendix II

                  AMENDED AND RESTATED STAFF SHARE OPTION PLAN

                           ORTHOFIX INTERNATIONAL N.V.

                             STAFF SHARE OPTION PLAN
                       (as amended through April 22, 2003)

1.       Purpose and Background
         ----------------------

         This Staff Option Plan (the "Plan") is intended to provide an incentive to certain officers, employees, directors and consultants of Orthofix International N.V. (the "Company") and its subsidiaries to increase their interest in the Company's success by offering them an opportunity to obtain a proprietary interest in the Company through the grant of options ("Options") to purchase Common Shares of the Company.

         The Plan is being restated as of March 31, 1992 (the "Restatement Date") and is being submitted for ratification by the Company's shareholders in connection with the public offering in the United States of up to 3,737,500 of the Company's Common Shares (the "Initial Public Offering") and the related repurchase by the Company of certain of its outstanding shares and declaration of a stock dividend and stock split, as a result of which 8,212,386 Common Shares (before completion of the Initial Public Offering) will be outstanding (such repurchase of shares, stock dividend and stock split are collectively referred to as the "Recapitalization"). The number of shares subject to outstanding Options and the exercise price of such Options and certain other terms of Options under the Plan are being adjusted to take account of the Initial Public Offering and the Recapitalization and all reference herein thereto are on a post-Recapitalization basis.

2.       Shares Subject to the Plan
         --------------------------

         The maximum aggregate number of Common Shares which may be issued pursuant to Options granted under the Plan is 2,239,700. This maximum aggregate number shall be subject to adjustment as provided in Section 9 hereof. Shares issued upon exercise of Options may be either authorized and unissued shares or shares held by the Company in its treasury. If Options granted hereunder expire or terminate for any reason without having been exercised, the underlying shares with respect thereto shall again be available for grants of further Options under the Plan.

3.       Administration
         --------------

         The Board of Directors of the Company (the "Board") will administer the Plan, provided, however, that the Board may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set. Subject to the provisions of the Plan and applicable law, the Board, acting in its sole and absolute discretion, shall have full power and authority to interpret the Plan and notices of awards made under the Plan, to supervise the administration of the Plan, and to take such other action as may be necessary or desirable in order to carry out the provisions of the Plan, but in no event shall any such action adversely affect the rights of an optionee over Options previously granted. The decisions of the Board as to any disputed question, including questions of construction, interpretation and administration, shall be final and conclusive on all persons.

         The options shall be entered in a register, kept by or on behalf of the Board.

4.       Eligibility
         -----------

         Options may be granted to officers, other employees, directors and consultants of the Company or any of its Subsidiaries (as such term is defined in Section 6(d)), or to such other persons whom the Board determines are in a position to contribute to the success of the Company. The Board shall have the authority to select the persons to whom Options may be granted and to determine the number and terms of Options to be granted to each such person.

Under this Plan, references to "employment", "employed", etc. include optionees who are consultants of the Company.

5.       Terms and Conditions of Options
         -------------------------------

         Each Option granted under the Plan shall be evidenced by a written notice of option grant containing the following terms and conditions (or incorporating by reference the relevant terms and conditions set forth herein):

         (a) Option Price. The Board shall fix the share exercise price for each Option at the time of grant thereof. Such exercise price may, in the discretion of the Board, be less than, equal to or greater than the fair market value of a Common Share on the date the Option is granted. With respect to periods prior to the completion of the Initial Public Offering (and periods following the Initial Public Offering if the Common Shares cease to be publicly traded in the United States), the fair market value of the Common Shares will be determined by the Board in good faith. With respect to periods following the completion of the Initial Public Offering, and for so long as the Common Shares are publicly traded in the United States, the fair market value of a Common Share will mean the average of the highest and lowest quoted selling price of a Common Share as reported on the composite tape for securities listed on such national securities exchange on which the Common Shares are traded as may be designated by the Board, or, if the Common Shares are not listed for trading on a national securities exchange but are quoted on an automated quotation system, on such automated quotation system, in any such case on the valuation date (or if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated quotation system for the most recent day during which a sale occurred).

         All Options granted prior to the Restatement Date were granted with a per share exercise price equal to the fair market value of a Common Share as of the date of grant, as determined by the Board.

         (b) Expiration. Unless otherwise determined by the Board at the time of grant, each Option granted under the Plan shall expire on a date specified in the written notice of option relating to such Option, provided, however, that such date shall be no later than the 10 year anniversary of the date of grant of the Option, to the extent not previously exercised or otherwise terminated earlier in accordance with Section 6.

         (c) Vesting. The Board shall establish a vesting schedule for each Option at the time of grant. The vesting schedules applicable to Options granted prior to the Restatement Date are indicated on Exhibit A hereto. Subject to the other terms and conditions of this Plan, Options shall be exercisable to the extent, and only to the extent they have vested.

         (d) Exercise. Subject to Sections 5(e) and 5(g) hereof, an Optionee may exercise all or any portion of an Option (to the extent vested) by giving written notice to the Company, provided, however, that no less than 100 shares may be purchased upon any exercise of the Option unless the number of shares purchased at such time is the total number of shares in respect of which the Option is then exercisable, and provided, further, that in no event shall an Option be exercisable for a fractional share. The date of exercise of an Option shall be the later of (i) the date on which the Company receives such written notice or (ii) the date on which the conditions provided in Sections 5(e) and 5(g) are satisfied.

         (e) Payment. Prior to the issuance of a certificate pursuant to Section 5(g) hereof evidencing the Common Shares in respect of which all or a portion of an Option shall have been exercised, the Optionee shall have paid to the Company the option price for all Common Shares purchased pursuant to the exercise of such Option. Payment may be made by personal check, bank draft or postal or express money order (such modes of payment are collectively referred to as "cash") payable to the order of the Company, in U.S. dollars or in such other currency as the Company may accept for such purposes or, in the discretion of the Board, payment may be made by tendering Common Shares already owned by the Optionee valued at their fair market value (determined in accordance with Section 5(a)), or in any combination of cash or such shares as the Board in its sole discretion may approve.

         (f) Rights as a Shareholder. No Common Shares shall be issued in respect of the exercise of an Option until full payment therefor has been made. The holder of an Option shall have no rights as a shareholder with respect to any shares covered by an Option until the date a certificate for such shares is issued to him or her. Except as otherwise provided herein, no adjustments shall be made for dividends or distributions of other rights for which the record date is prior to the date such share certificate is issued.

         (g) Issuance of Share Certificates. Subject to the foregoing conditions, as soon as is reasonably practicable after its receipt of a proper notice of exercise and payment of the option price for the number of shares with respect to which an Option is exercised, the Company shall deliver to the optionee (or following the optionee's death, such other person entitled to exercise the Option), at the principal office of the Company or at such other location as may be acceptable to the Company and the optionee (or such other person), one or more stock certificates for the appropriate number of Common Shares issued in connection with such exercise. Such shares shall be fully paid and nonassessable and shall be issued in the name of the optionee (or such other person).

         (h) Transferability of Options. No Option granted under the Plan shall be assignable or transferable except by will and/or by the laws of descent and distribution, and each such Option shall be exercisable during the optionee's lifetime only by him or her.

6.       Termination of Employment
         -------------------------

         (a) Forfeiture of Unvested Portion of Options upon Termination of Employment. Except in the case of death or Permanent Disability (as such terms are defined herein) of an optionee, if an optionee's employment with the Company and its Subsidiaries terminates for any reason prior to the satisfaction of any vesting period requirement under Section 5(c) hereof, the unvested portion of the Option shall be forfeited to the Company, and the optionee shall have no further right or interest therein, provided, however, that if an optionee's employment is terminated by the Company or one of its Subsidiaries other than for Cause (as such term is defined herein), Options previously granted to the optionee shall be considered vested with respect to the aggregate number of shares as to which such Options would have been vested as of December 31, of the year in which such termination of employment occurs.

         (b) Exercise Following Termination of Employment. If an optionee's employment with the Company and its Subsidiaries terminates for any reason other than death or Permanent Disability after an Option has vested in accordance with
Section 5(c) hereof with respect to all or a portion of the Common Shares subject to the Option, the optionee shall have the right, subject to the terms and conditions of the Plan and the notice of award, to exercise the Option, to the extent it has vested as of the date of such termination of employment, at any time within 180 days after the date of such termination, subject to the earlier expiration of the Option as provided in Section 5(b).

         (c) Exercise Following Death or Permanent Disability. If an optionee's employment with the Company and its Subsidiaries terminates by reason of death or Permanent Disability prior to the satisfaction of any vesting period requirement under Section 5(c) hereof, Options granted to the optionee shall be deemed to have vested in full as of the date of termination of employment due to death or Permanent Disability. In the event of Permanent Disability, the optionee or his designated personal representative may exercise his or her Options within one year after the date of termination of employment, subject to the earlier expiration of such Options as provided in Section 5(b). In the event of an optionee's death while employed by the Company or one of its Subsidiaries or otherwise within the period of time after termination of employment during which the optionee was entitled to exercise an Option, the Options granted to such optionee may be exercised by his or her estate, personal representative or beneficiary within one year after the date of death, subject to the earlier expiration of the Option as provided in Section 5(b).

         (d) Definitions. For the purpose of this Plan, the following terms shall have the meanings specified below:

                  (i) Termination of Employment. The employment of an optionee shall be deemed terminated if the optionee is no longer employed by the Company or any of its Subsidiaries for any reason. The Board shall have discretion to determine whether an authorized leave of absence (as a result of disability or otherwise) shall constitute a termination of employment for purposes of the Plan.

                  (ii) Permanent Disability. "Permanent Disability" means termination of an optionee's employment as a result of a physical or mental incapacity which substantially prevents the optionee from performing his or her duties as an employee and that has continued at least 180 days and can reasonably be expected to continue indefinitely. Any dispute as to whether or not an optionee is disabled within the meaning of the preceding sentence shall be resolved by a physician selected by the Board.

                  (iii) Cause. "Cause" means termination of an optionee's employment because of the optionee's (i) involvement in fraud, misappropriation or embezzlement related to the business or property of the Company or (ii) conviction for, or guilty plea to, a felony or crime of similar gravity in the jurisdiction which such conviction or guilty plea occurs or (iii) unauthorized disclosure of any trade secrets or other confidential information relating to the Company's business and affairs (except to the extent such disclosure is required under the applicable law).

                  (iv) Subsidiary. "Subsidiary" means any corporation or other entity in which the Company directly or indirectly owns stock or other securities possessing 50% or more of the total combined voting power of all classes of stock and other securities of such corporation or other entity.

         (e) Board Authority. The Board shall have the authority, in its discretion, to vary or waive the terms of this Section 6 as they apply to any optionee whose employment with the Company and its Subsidiaries terminates for any reason.

7.       Tax Withholding
         ---------------

         The Company shall have the right, prior to the delivery of any certificates evidencing Common Shares to be issued upon full or partial exercise of an Option, to require the optionee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirements. The Company may, in its discretion, permit an optionee to satisfy, in whole or in part, such obligation to remit taxes, by directing the Company to withhold shares that would otherwise be received by the optionee, pursuant to such rules as the Board may establish from time to time. The Company shall also have the right to deduct from all cash payments made pursuant to or in connection with any Option any applicable taxes required to be withheld with respect to such payments.

8.       No Restriction on Right to Effect Corporate Changes; No Right to
         Employment
         -----------------------------------------------------------------------

         Neither the Plan nor the existence of any Option shall affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into or otherwise affecting the Common Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         In addition, neither the Plan nor the existence of any Option shall be deemed to limit or restrict the right of the Company to terminate an optionee's employment at any time, for any reason, with or without Cause.

9.       Adjustment of and Changes in Shares
         -----------------------------------

         In the event of any merger, consolidation, recapitalization, reclassification, stock split, stock dividend, distribution of property, special cash dividend, or other change in corporate structure affecting the Common Shares, the Board shall make such equitable adjustments, if any, as it deems appropriate in the number and class of shares subject to, and the exercise price of, outstanding Options granted under the Plan or available to be granted under the Plan. The foregoing equitable adjustment shall be determined by the Board in its sole discretion.

10.      Preemption of Applicable Laws and Regulations
         ---------------------------------------------

         If, at any time specified in the Plan or in a notice of award under the Plan for the issuance of Common Shares to an optionee, any law, regulation or requirement of any governmental authority having jurisdiction shall require either the Company or the optionee to take any action in connection with the shares then to be issued, the issuance of such shares shall be deferred until such action shall have been taken.

11.      Change in Control
         -----------------

              (a) Board Discretion. The Board, in its sole discretion, may, at any time prior to, or coincident with or after the time of a Change in Control, take such actions as it may consider appropriate to maintain the rights of optionees in Options granted under the Plan, including without limitation: (i) accelerating any time periods relating to the exercise of Options; (ii) providing for optionees to receive, in cancellation of their outstanding options, an amount of cash in respect of each share subject to an Option equal to the excess of the highest per share exercise price of the relevant Option;
(iii) making such other adjustments to the Options then outstanding as the Board deems appropriate to reflect such Change in Control; or (iv) causing the Options then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change in Control.

              The Board may, in its discretion, including such further provisions and limitations in any notice of award documenting Options as it may deem equitable and in the best interests of the Company in the event of a Change of Control.

              (b) Definition of Change in Control. For purpose of the Plan, the "Change in Control" means:

                  (i) the acquisition by any individual, entity or group of
               beneficial ownership (within the meaning of Rule l3d-3 promulgated under the United States Securities Exchange Act of 1934, as amended) of 30% or more of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or of equity securities having a value equal to 30% or more of the total value of all equity securities of the Company, provided, however, that the following acquisitions of shares or other securities shall not constitute a Change in Control: (I) any acquisition directly from the Company,
               (II) any acquisition by the Company, (III) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates or (IV) any acquisition by any individual, entity or group who owned Common Shares as of the date prior to the effective date of the Company's registration statement on Form F-1 relating to the Initial Public Offering; or

                  (ii) individuals who as of the effective date of the Initial
               Public Offering constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, except that any director whose election or nomination for election was approved by the vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any individual whose initial assumption of office occurs as the result of either an actual or threatened election contest of other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

12.      Amendment and Termination of the Plan
         -------------------------------------

         The Board may amend or terminate the Plan. Except as otherwise provided in the Plan with respect to equity changes, any amendment which would increase the aggregate number of Common Shares as to which Options may be granted under the Plan shall be subject to the approval of the holders of a majority of the Common Shares issued and outstanding. No amendment or termination may adversely affect any outstanding Option without the written consent of the optionee.

13.      Application of Funds
         --------------------

         The proceeds received by the Company from the sale of Common Shares pursuant to Options will be used for general corporate purposes.

14.      Governing Law
         -------------

         The Plan and each Option hereunder shall be governed by the laws of the Netherlands Antilles.

15.      Term of the Plan
         ----------------

         Unless earlier terminated pursuant to Section 12, the Plan will terminate on June 30, 2005. The rights of optionees under Options outstanding at the time of the termination of the Plan shall not be affected solely by reason of the termination and shall continue in accordance with the terms of the relevant Options.

                                                                    Appendix III

                                  FORM OF PROXY

--------------------------------------------------------------------------------

                             [FORM OF FACE OF PROXY]
                           ORTHOFIX INTERNATIONAL N.V.

         This Proxy is Solicited on Behalf of the Board of Directors of
                           Orthofix International N.V.

         The undersigned hereby appoints Mr. Thomas Hein and Mr. Alberto d'Abreu de Paulo and each of them, with the power of substitution attorneys, proxies of the undersigned to vote the number of Orthofix shares the undersigned would be entitled to vote if personally present at the annual general meeting of shareholders of Orthofix International N.V. ("Orthofix"), in Curacao, Netherlands Antilles, at 12:00 p.m., local time, on June 18, 2003 and at any adjournments thereof, for the transaction of such business as may come before the meeting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4.

         This proxy when properly executed will be voted in the manner directed by the undersigned. If no instructions are given, this proxy will be voted FOR proposals 1, 2, 3 and 4.

(continued and to be dated and signed on the reverse side.)



COMMENTS/ADDRESS CHANGE:  PLEASE
MARK COMMENT/ADDRESS BOX ON REVERSE SIDE
________________________________________      ORTHOFIX INTERNATIONAL N.V.
________________________________________      P.O. BOX 11111
________________________________________      NEW YORK, N.Y.  10203-0111
________________________________________

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                                                   [FORM OF REVERSE OF PROXY]

|_|   Sign, Date and Return the      |X|
      Proxy Card Promptly            Votes must be indicated
      Using the Enclosed Envelope.   (x) in Black or Blue ink.

1.  Election of the following persons to the Board of Directors:                                             FOR   AGAINST ABSTAIN

    FOR ALL NOMINEES |_|  WITHHOLD AUTHORITY |_|   *EXCEPTIONS |_|      2. Proposal to approve amendment     |_|     |_|     |_|
                                                                           to Staff Share Option Plan.

    Nominees: Robert Gaines-Cooper, Edgar Wallner, Peter                3. Proposal to adopt the balance     |_|     |_|     |_|
              Clarke, Jerry Benjamin, Frederik Hartsuiker,                 sheet and income statement at
              Alberto d'Abreu de Paulo, Peter Hewett,                      and for the year ended
              John Littlechild, Charles Federico and James Gero.           December 31, 2002.

    (INSTRUCTIONS:  To withhold authority to vote for any individual    4. Proposal to ratify the selection  |_|     |_|     |_|
    nominee, mark the "Exceptions" box and write that nominee's name       of Ernst & Young as independent
    in the space provided below).                                          auditors for Orthofix and its
                                                                           subsidiaries for the fiscal year
                                                                           ending December 31, 2003.

    *Exceptions___________________________________________________            PLEASE CHECK BOX IF YOU INTEND                  |_|
                                                                              TO BE PRESENT AT MEETING.

                                                                              COMMENT / ADDRESS CHANGE                        |_|
                                                                              Please mark this box if you have written
                                                                              comment / address change on the reverse side.

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                                                                                SCAN LINE
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                                                                         IMPORTANT: Please date this proxy and sign
                                                                         exactly as your name appears hereon.
                                                                         Executors, administrators, trustees,
                                                                         guardians and officers signing in a
                                                                         representative capacity should give full
                                                                     |   title. If Orthofix shares are held in more
                                                                     |   than one capacity, this proxy will be deemed
                                                                     |   to vote all Orthofix shares held in all
                                                              _______|   capacities.


                                                                      Date   Share Owner sign here     Co-Owner sign here
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